Exhibit 99.1

DEL MAR, CA: February 17, 2021

It has come to the attention of the Company that previous interim management has caused an 8-K to be filed making certain allegations against CEO Ernest Remo and ADHC.

All corporate activities conducted by current management have been done in accordance with all federal and state laws and approved by corporate securities and litigation counsel.

ADHC has not received any formal notice of litigation and has only received repeated and unprofessional, frivolous and unnecessary correspondence.

Shareholders can rest assured that all corporate activities conducted by its CEO and the Company are legally compliant. The current management team is the rightful and legally authorized representatives of ADHC as evidenced by all recent filing on OTC and as a matter of fact since the Company is not a full reporting SEC company and as such we do not file 8-K’s and look forward to resolving any matters in dispute amicably.

Investor Contact:

adhccorp@gmail.com

858-259 4534

PO Box 2568

Del Mar, CA 92014

Information contained herein includes forward-looking statements. These statements relate to future events or future financial performance, involving known and unknown risks and uncertainties that may cause our actual results to be materially different, performance or achievements expressed. You should not place undue reliance on these statements since they involve known and unknown risks, in some cases, beyond our control may affect actual results. Any forward-looking statement reflects our current views with respect to future events and is subject to uncertainties.